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                                                                      EXHIBIT 12

                  Fixed Charge & Pretax Earnings Calculation
                  For SEC Ratio of Earnings to Fixed Charges

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
                               -----------------------------------------------------------------------------------------------------
                                      Successor                                         Predecessor
                               -----------------------------------------------------------------------------------------------------
                               Period from Apr 29, 2001  Period from Dec 31, 2000
                                    to Jun 30, 2001          to Apr 28, 2001      Jun 17, 2000  Dec 30, 2000 Jan 1, 2000 Jan 2, 1999
                               ---------------------------------------------------------------  ------------------------------------
Interest Expense                               63,636                  108,362         55,374       213,057     103,820      95,334
Capitalized Interest                              493                    1,018          1,398         3,421       2,763       2,372
Amort of Debt Expense/Premium                      58                       93            139           302         316       1,885
1/3 Operating Leases                           12,835                   24,806         32,102        65,195      56,651      57,494
                               ---------------------------------------------------------------  ------------------------------------
Fixed Charges                                  77,022                  134,279         89,013       281,974     163,550     157,085


Pre-tax Income                                 56,675                   63,749        201,065       263,585     484,574     427,982
Fixed Charges                                  77,022                  134,279         89,013       281,974     163,550     157,085
Capitalized Interest                             (493)                  (1,018)        (1,398)       (3,421)     (2,763)     (2,372)
                               ---------------------------------------------------------------  ------------------------------------
Earnings (for Ratio Calc)                    1133,204                  197,010        288,680     1,542,139     645,361     582,695

Ratio                                            1.73                     1.47           3.24          1.92        3.95        3.71
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